EXHIBIT 23.2

(LETTERHEAD OF DELOITTE)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-143267 on Form S-8 of our report dated April 24, 2009, relating to the consolidated financial statements and financial statement schedule of Acorn International, Inc. appearing in this Annual Report on Form 20-F of Acorn International, Inc. for the year ended December 31, 2008.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
April 24. 2009